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                                                        EXHIBIT 4.1

                    FIRST AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "AMENDMENT") is made effective as of the 17th day of December, 1999, by and among NOBEL LEARNING COMMUNITIES, INC. ("NOBEL"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("IMAGINE"), MERRYHILL SCHOOLS, INC. ("MERRYHILL"), NEDI, INC. ("NEDI"), MERRYHILL SCHOOLS NEVADA, INC. ("MERRYHILL NEVADA"), LAKE FOREST PARK MONTESSORI SCHOOL, INC. ("LAKE FOREST"), PALADIN ACADEMY, L.L.C., FORMERLY KNOWN AS NOBEL LEARNING SOLUTIONS, L.L.C. ("PALADIN"), NOBEL EDUCATION DYNAMICS FLORIDA, INC. ("NOBEL FLORIDA"), THE ACTIVITIES CLUB, INC. ("TAC") (jointly and severally, the "BORROWERS") and SUMMIT BANK, as Agent and Lender ("AGENT").

                                   BACKGROUND
                                   ----------

     A. Nobel, Imagine, Merryhill, NEDI, Merryhill Nevada, Lake Forest, Paladin, Nobel Florida and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated March 9, 1999 (the "LOAN AGREEMENT").

     B. Borrowers and Agent desire to amend the Loan Agreement in accordance with the terms and conditions hereof.

     C. Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   COST TRANSACTION.
          ----------------

          a. Nobel has entered into that certain Agreement and Plan of Organization dated December 17, 1999 ("AGREEMENT OF ORGANIZATION") with Children's Out-of-School Time, Inc. ("COST"), Joan Bergstrom, Craig Bergstrom and William D. Putt pursuant to which, inter alia, (i) Nobel and COST will acquire 80% and 20%, respectively, of the issued and outstanding shares of common stock of TAC and (ii) TAC has agreed to pay to COST the Earn-Out Payment, if any, in accordance with the terms of SECTION 1.2(G)
                                                               --------------
     thereof (the "EARN-OUT PAYMENT").

          b. Nobel, COST and TAC have entered into that certain Stockholders Agreement dated December 17, 1999 (the "STOCKHOLDERS AGREEMENT") pursuant to which, inter alia, (i) COST has a "put right" with respect to the COST Shares (as defined in the Stockholders Agreement), as more fully described in SECTION 3 thereof (the "PUT") and (ii) it is anticipated that, in
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     connection with the hiring of the President/COO (as defined in the
     Stockholders Agreement), Nobel will sell to the President/COO a portion of Nobel's shares of common stock of TAC, as more fully described in SECTION
                                                                       -------
     1.1 thereof (the "SHARE TRANSFER").
     ---

          c. Agent consents to Nobel's and TAC's compliance with their respective obligations in respect of the Earn-Out Payment, the Put and the Share Transfer; provided that (i) in each case no Event of Default (or event which with the giving of notice or the passage of time or both would result in an Event of Default) shall have occurred and be continuing nor shall be caused thereby and (ii) with respect to the Share Transfer, the interests transferred by Nobel shall not exceed ten percent (10%) of Nobel's total interest in the common stock of TAC existing immediately prior to the Share Transfer. If the Share Transfer shall occur, the pledge by Nobel to Agent of the ownership interests
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     of Nobel in TAC shall be deemed released and satisfied with respect to the portion of such interest being sold to the President/COO and Agent shall deliver at Nobel's direction that portion of the certificates evidencing Nobel's ownership interest in TAC previously delivered to Agent which are being sold to the President/COO (or, if necessary, Agent shall accept a substitute certificate evidencing the ownership interest in TAC being retained by Nobel).

          d. Borrowers have delivered to Agent true and complete copies of the Agreement of Organization and Stockholders Agreement.

     2.   ADDITIONAL BORROWER.
          -------------------

          a. From and after the date hereof, TAC shall be a "BORROWER" under the Loan Agreement and shall be bound by all the representations, warranties, terms, conditions, covenants, agreements and waivers thereof and thereunder with the same force and effect as if TAC were originally a party thereto. All references to Borrower or Borrowers in the Loan Agreement and the other Loan Documents shall hereafter be deemed to include, without limitation, TAC.

          b. Notwithstanding anything in this Amendment or the Loan Agreement to the contrary, Borrowers shall be permitted to cause or permit to occur
     (i) an initial public offering of the stock of TAC (an "IPO"), (ii) a sale of all or a material portion of the assets of TAC (an "ASSET SALE"), or
     (iii) a sale of all or a material portion of the issued and outstanding stock of TAC (a "STOCK SALE"), provided that (A) in the event of an Asset Sale or a Stock Sale, Agent shall receive from the proceeds thereof immediately available funds in an amount equal to the Release Price, and
     (B) in any event no Event of Default (or event which with the giving of notice or the passage of time or both would result in an Event of Default) shall have occurred and be continuing nor shall be caused thereby. In the event of any IPO, Asset Sale or Stock Sale (but, in the case of an Asset Sale or Stock Sale, conditioned upon receipt by Agent of the Release Price as required above), TAC shall no longer be a "Borrower" under the Loan Agreement or any of the other Loan Documents and shall be fully and forever released from all Lender Indebtedness and all liens and security interests in favor of Agent against the assets of TAC shall be deemed released and satisfied. In addition, in the event of any Stock Sale, the pledge by Nobel to Agent of Nobel's ownership interest in TAC shall be deemed released and satisfied with respect to that portion of such ownership interest being sold and Agent shall deliver at Nobel's direction all certificates evidencing Nobel's ownership interests in TAC previously delivered to Agent and being sold in connection therewith (or, if necessary, Agent shall accept a substitute certificate evidencing the ownership interest in TAC being retained by Nobel, if any). All sums received by Agent in connection with this SECTION 2(B) shall be applied
                                               ------------
     one-half (1/2) to the outstanding principal balance of the Working Capital Credit Facilities and one-half (1/2) to the Acquisition Credit Facility.

          c. The release of TAC as a "Borrower" and the release and satisfaction of the liens and security interests in favor of Agent in the assets of TAC in accordance with the terms and conditions of SECTION 2(B)
                                                                  ------------
     above shall be automatic and without any further action being required of Agent or any other Lender and Agent shall, at the sole cost and expense of Borrowers, execute and deliver such release statements regarding TAC's assets as Borrowers shall request.

          d. The occurrence of an IPO, an Asset Sale or a Stock Sale in accordance with the terms and conditions of this SECTION 2 shall not
                                                      ----------
     affect or impair (i) the obligations of any of the other Borrowers to the Agent or Lenders or any of the Agent's or Lender's rights or remedies with respect to such other Borrowers or (ii) the amounts available to such other Borrowers under the Loans or any other rights of such Borrowers in connection therewith, all of which shall remain as set forth under the Loan Documents.

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          e.  In the event of any IPO, (i) Borrower shall cause the annual audited financial statements and quarterly financial statements thereafter delivered to Agent pursuant to SECTIONS 11.1 AND 11.3 of the Loan Agreement
                                    ----------------------
     to be stated such that TAC is not consolidated with the other Borrowers, and the assets, liabilities, income and expenses of TAC shall not be included in the calculation of any of the financial covenants set forth in
     ARTICLE 10 of the Loan Agreement and (ii) without in any way limiting the
     ----------
     generality of the applicable provisions of the Loan Agreement, except for Nobel's equity interests in TAC existing immediately after the IPO, no Borrower shall make any investments in, or loans, advances or extensions of credit to, TAC.

          f. In the event of an Asset Sale or Stock Sale, the Excess Cash Flow payment under SECTION 6.5 of the Loan Agreement, if any, required in
                   -----------
     respect of the fiscal year of Borrowers during which such event occurred shall be reduced by an amount equal to that portion of the proceeds of the Release Price, if any, applied to any Acquisition Credit Facility Term Loan.

          g. As used herein, the term "RELEASE PRICE" shall mean an amount equal to the lesser of (i) Seven Hundred Fifty Thousand Dollars ($750,000.00) or (ii) the Lender Indebtedness outstanding at the time of the consummation of any Asset Sale or Stock Sale.

     3.   SECURITY. As security for the full and timely payment and performance
          --------
of all Lender Indebtedness, TAC hereby grants to Agent, for the pro rata benefit of Lenders, a security interest in all of the following:

          a. All of such Borrower's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such Borrower's rights as a consignor, consignee, unpaid vendor or other lien or in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

          b. All of such Borrower's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such Borrower and all products and proceeds of any of the foregoing.

          c. All of such Borrower's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans,

                                      -3-
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     blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

          d. All of such Borrower's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

          e. All of such Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of such Borrower or any service bureau.

          f. All letters of credit now existing or hereafter issued naming such Borrower as a beneficiary or assigned to such Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

          g. All deposits, funds, instruments, documents, policies and evidence and certificates of insurance, securities, chattel paper and other assets of such Borrower or in which such Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of any Lender or owing by any Lender to such Borrower or in transit by mail or carrier to any Lender or in the possession of any other Person acting on any Lender's behalf, without regard to whether such Lender received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether such Lender has conditionally released the same, and in all assets of such Borrower in which any Lender now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

          h. All of such Borrower's right, title and interest in and to the ownership interest of any other Borrower owned by such Borrower, together with all cash, stock, dividends, distributions or other property paid in connection therewith; all securities received in addition to or in exchange for such ownership interest; all subscription rights with respect to such securities; any other distribution in respect of such securities in any form; and the proceeds thereof. All such securities shall be freely assignable and transferrable to Agent (subject to any applicable securities laws), and shall be accompanied by such pledge agreements and blank transfer powers with signatures guaranteed as Agent may require.

          i. All of such Borrower's investment property and financial assets and all proceeds thereof.

     4.   PLEDGE OF INTEREST.  As further security for the full and timely
          ------------------
payment of all Lender Indebtedness, Nobel shall grant to Agent for the pro rata benefit of Lenders a security interest in all stock of TAC held by Nobel. In connection therewith, Nobel shall execute and deliver to Agent all such documents as Agent may require including, with out limitation, the original of all certificates evidencing such stock. The term "COLLATERAL", as used in the Loan Agreement, shall hereafter be deemed to include, without limitation, all of the additional security described in this Amendment.

     5.   FUTURE AMENDMENTS.  In the event of any amendments to the Loan
          -----------------
Agreement entered into after the date hereof solely for the purpose of adding an additional Borrower to the Loan Agreement, all existing and future Borrowers agree that any such future amendment shall be effective with respect to all then existing Borrowers if only executed by the party being added as a new Borrower pursuant thereto, with the same force and effect as if each such Borrower had executed such future amendment.

                                      -4-
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     6.   ADDITIONAL DOCUMENTS.  TAC covenants and agrees to execute and deliver
          --------------------
or cause to be executed and delivered to Agent any and all documents, agreements, corporate resolutions, certificates and opinions as Agent shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith, including, without limitation, an Allonge to each of the Notes.

     7.   FURTHER AGREEMENTS AND REPRESENTATIONS.  Borrowers do hereby:
          --------------------------------------

          a. ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          b. covenant and agree to perform all obligations of Borrowers contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          c. acknowledge and agree that Borrowers have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          d. represent and warrant that no Event of Default or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          e. acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to Agent therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Borrowers to Agent under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          f. acknowledge and agree that any Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     8.   COSTS AND EXPENSES.  Upon execution of this Amendment, Borrowers shall
          ------------------
pay to Agent, all costs and expenses incurred by Agent in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Agent's attorneys' fees and out-of-pocket expenses.

     9.   INCONSISTENCIES.  To the extent of any inconsistency between the
          ---------------
terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

     10.  CONSTRUCTION.     All references to the Loan Agreement therein or in
          ------------
any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     11.  NO WAIVER.  Nothing contained herein and no actions taken pursuant to
          ---------
the terms hereof are intended to nor shall they constitute a waiver by Agent of any rights or remedies available to Agent at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     12.  BINDING EFFECT.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

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     13.  GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     14.  HEADINGS.  The headings of the sections of this Amendment are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Amendment.



                           [SIGNATURES ON NEXT PAGE]

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.


                              NOBEL LEARNING COMMUNITIES, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              IMAGINE EDUCATIONAL PRODUCTS, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              MERRYHILL SCHOOLS, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NEDI, INC.

                              By:  _________________________________
                              Name/Title:  ____________________________

                              MERRYHILL SCHOOLS NEVADA, INC.

                              By:  _________________________________
                              Name/Title:  ____________________________

                              LAKE FOREST PARK MONTESSORI SCHOOLS, INC.

                              By:  _________________________________
                              Name/Title:  ____________________________

                              PALADIN ACADEMY, L.L.C.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NOBEL EDUCATION DYNAMICS FLORIDA, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              THE ACTIVITIES CLUB, INC.

                              By:   ______________________________________
                              Name/Title: ________________________________

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                              SUMMIT BANK

                              By:   ____________________________________
                              Name/Title: ________________________________

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